Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the RADCOM Ltd. 2023 Equity Incentive Plan of our reports dated March 30, 2023, with respect to the consolidated financial statements of RADCOM Ltd. and the effectiveness of internal control over financial reporting of RADCOM Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
January 25, 2024	KOST FORER GABBAY & KASIERER
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